UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

UNITED INDUSTRIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-04252	95-2081809
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.

124 Industry Lane, Hunt Valley, Maryland		21030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (410) 628-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2005, the Board of Directors of United Industrial Corporation (the “Company”) approved an amendment to Article III, Section 9, Notice of Meetings, of the Company’s Bylaws (the “Bylaws”) authorizing the giving of notice of special meetings of the Board of Directors by fax or other method of electronic transmission, including email, and deleting telegraph as a permissible method of notice.  Article IV, Section 2, Procedure; Meetings; Quorum, of the Bylaws was also amended to permit the same method of notice for special meetings of any committee of the Board of Directors and to delete telegraph as a permissible method of notice.  Under the Bylaws, notice of such meetings can also be given by overnight delivery service, mail, personally or telephone.

Article III, Section 10, Organization, of the Bylaws was also amended to permit the Assistant Secretary, in addition to the Secretary, of the Company to act as secretary of any meetings.

All amendments to the Bylaws were effective immediately.  The full text, as amended, of Sections 9 and 10 of Article III and Section 2 of Article IV of the Bylaws is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibits (c)

Exhibit No.	Item

3.1	Item Sections 9 and 10 of Article III and Section 2 of Article IV of the Company’s Bylaws, as amended December 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INDUSTRIAL CORPORATION (Registrant)

Date: December 16, 2005	By:	/s/ JAMES H. PERRY
James H. Perry
Chief Financial Officer and Vice President